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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 13, 2000


                             ESCO TECHNOLOGIES INC.
               (Exact Name of Registrant as Specified in Charter)



   Missouri                           1-10596                        43-1554045
   (State or Other                    (Commission              (I.R.S. Employer
   Jurisdiction of Incorporation)     File Number)          Identification No.)


   8888 Ladue Road, Suite 200, St. Louis, Missouri                   63124-2056
   (Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code: 314-213-7200






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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

Exhibit No.       Description of Exhibit

     99.1         Press release dated November 13, 2000.

     99.2 Slides to be shown during the Registrant's presentation on November 14, 2000.

ITEM 9.  REGULATION FD DISCLOSURE

         On November 14, 2000, Dennis J. Moore, Chairman and Chief Executive Officer of the Registrant, will make a presentation entitled, "ESCO A New Company . . . With A Ten-Year History" at the Baird Annual Industrial Technology Conference in Chicago. The related press release and slides to be shown during the presentation are attached as Exhibits 99.1 and 99.2 to this Form 8-K.

         The furnishing of these Exhibits is not intended to constitute a representation that such furnishing is required by Regulation FD or that the information they contain includes material investor information that is not otherwise publicly available. Statements in Exhibits 99.1 and 99.2 that are not strictly historical are "forward looking" statements within the meaning of the safe harbor provisions of the federal securities laws. Investors are cautioned that such statements are only predictions, and speak only as of November 14, 2000, the date of the presentation. The Registrant does not assume any obligation to update such information in the future. The Registrant's actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Registrant's operations and business environment including, but not limited to: changing economic conditions in served markets; changes in customer demands; competition; intellectual property matters; integration of recently acquired businesses; delivery delays or defaults by customers; performance issues with key suppliers and subcontractors; and the Registrant's successful execution of internal operating plans.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ESCO TECHNOLOGIES INC.



Date: November 14, 2000              By:       /s/A.S. Barclay
                                          -----------------------------------
                                              A.S. Barclay
                                              Vice President, Secretary and
                                              General Counsel


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                                  EXHIBIT INDEX

Exhibit No.                Description of Exhibit

  99.1     Press release dated November 13, 2000.

  99.2 Slides to be shown during the Registrant's presentation on November 14, 2000.